UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 22, 2005

ZOLL MEDICAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-20225	04-2711626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

269 Mill Road, Chelmsford, MA 01824

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (978) 421-9655

Former name or address, if changed from last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 22, 2005, upon recommendation of the Compensation Committee of the Board of Directors (the “Board”) of ZOLL Medical Corporation (the “Company”), the Board approved the acceleration of the vesting of the Company’s outstanding stock options with an exercise price greater than the closing price of the Company’s Common Stock on that date. As a result, vesting was accelerated for options to purchase 992,856 shares of the Company’s Common Stock with a weighted average exercise price of $34.91 and exercise prices ranging from $29.08 to $51.25, including options to purchase 408,000 shares held by the Company’s executive officers and options to purchase 31,000 shares held by the Company’s non-employee directors.

The Company is taking this action to reduce the effects of the Financial Accounting Standards Board’s new standard, Statement of Financial Accounting Standard No. 123R, “Share-Based Payment,” which requires companies to recognize stock-based compensation expense associated with stock options based on the fair value method.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOLL MEDICAL CORPORATION

Date: July 28, 2005	By:	/S/ RICHARD A. PACKER
Name: Richard A. Packer Title: Chairman and Chief Executive Officer (Principal Executive Officer)